SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) : August 12, 1998
                                                       (August 11, 1998)

                       SIMON DeBARTOLO GROUP, INC.

         (Exact name of registrant as specified in its charter)




     Maryland                   1-12618            35-1901999
(State or other jurisdiction   (Commission        (IRS Employer
of incorporation)              File Number)     Identification No.)





                       115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:  317.636.1600


                             Not Applicable
      (Former name or former address, if changed since last report)

Item 5.  Other Events

      On August 11, 1998 the Registrant made available additional, in the form of a press release, results through June 30, 1998 and certain other information regarding current developments, a copy of which is included as an exhibit to this filing.


Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:


Exhibit No.         Description

 99                 Press Release Dated August 11, 1998

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  August 12, 1998




                         SIMON DeBARTOLO GROUP, INC.


                         By:   \s\ Stephen E. Sterrett
                               -------------------------
                                   Stephen E. Sterrett,
                                   Treasurer

Simon DeBartolo Group                                  Exhibit 99

CONTACTS:
Shelly Doran   317.685.7330   Investors
Billie Scott   317.263.7148   Media


FOR IMMEDIATE RELEASE


            SIMON DeBARTOLO GROUP ANNOUNCES SECOND QUARTER RESULTS

                  13% Increase in Year-To-Date FFO Per Share


Indianapolis, Indiana - August 11, 1998...Simon DeBartolo Group, Inc. (NYSE:SPG) today announced results for the quarter and six months ended June 30, 1998. The Company's share of diluted funds from operations ("FFO") for the quarter increased 28.7% to $73.9 million as compared to $57.4 million in 1997. The increase on a per share basis was 11.9%, to $0.66 per share in 1998 from $0.59 per share in 1997. Total revenue for the quarter increased 26.6% to $310.4 million as compared to $245.1 million in 1997.

The Company's share of diluted funds from operations for the six months increased 28.4% to $143.0 million as compared to $111.4 million in 1997. The increase on a per share basis was 13.2%, to $1.29 per share in 1998 from $1.14 per share in 1997. Total revenue for the six months increased 25.3% to $610.6 million as compared to $487.5 million in 1997.

Occupancy for mall and freestanding stores in the regional malls at June 30, 1998 increased 1.8% to 87.0%, as compared to 85.2% at June 30, 1997. Total retail sales generated in the regional mall portfolio for the first six months of 1998 increased 44.7% to $4.2 billion as compared to the prior year. Total retail sales per square foot in the regional mall portfolio increased 8.5%, to $318, over the same period in 1997 while comparable retail sales per square foot increased 8.6%, to $328. Average base rents for mall and freestanding stores in the regional mall portfolio were $23.10 per square foot at June 30, 1998, an increase of $2.16, or 10.3%, from $20.94 at June 30, 1997. The average initial base rent for new leases signed in 1998 was $24.97, an increase of $5.45, or 27.9% over the tenants who closed or whose leases expired.

"We're pleased to report another solid quarter of financial performance and growth," said David Simon, Chief Executive Officer of SPG. "Our results reflect the solid fundamentals in place in our business, with strong growth in occupancy, base rents and retail sales. Our portfolio has been strengthened by the acquisition of market dominant assets, the development of exciting new retail projects and the aggressive redevelopment of existing properties."

==============================================================================

The CPI Merger

In February, SPG and Corporate Property Investors (CPI) announced their agreement to merge. The merger is subject to shareholder approval and is expected to be completed in September. In contemplation of the merger, on July 31, 1998, CPI, with the Company's assistance, completed the sale of its General Motors office building in New York, New York to a joint venture comprised of affiliates of Donald Trump and Conseco, Inc. for net proceeds of approximately $800 million.


Development Activities

During the second quarter of 1998, the Company opened the first phase of Lakeline Plaza in Austin, Texas. This 239,000 square foot power center is anchored by Linens `N Things, TJMaxx, Old Navy, OfficeMax, and Party City. Phase II of the project is scheduled to open in 1999. Lakeline Plaza complements the Company's adjacent Lakeline Mall, which opened in October 1995.

Construction continues on The Shops at Sunset Place, a 510,000 square foot specialty center located in South Miami, Florida. Scheduled to open in
December, this $150 million project will feature such tenants as AMC 24 Theatre, NIKETOWN, Virgin Megastore, Z Gallerie, Barnes & Noble, IMAX Theatre, GameWorks and FAO Schwarz. The Shops at Sunset Place is over 93% leased and committed.

Three additional new SPG projects are under construction or in the final stages of predevelopment:

* Concord Mills, a 1.4 million square foot, value-oriented super regional mall in Concord (Charlotte), North Carolina, is SPG's fourth project with The Mills Corporation. Featured tenants include Books-A-Million, Bed Bath & Beyond, TJMaxx, Off Rodeo Drive Beverly Hills, Bass Pro Outdoor World, AMC Theatres, and Host Marriott Services. Concord Mills is under construction and will open in the fall of 1999.

* Houston Premium Outlets in Houston, Texas, is the Company's first joint venture with Chelsea GCA to develop premium manufacturers' outlet shopping centers. This 462,000 square foot center will begin construction in August with a projected completion of September 1999. Anchor tenants committed to date include Last Call Neiman Marcus Clearance Center and Off 5th-Saks Fifth Avenue Outlet.

* The Shops at North East Plaza is a 320,000 square foot power center in Hurst, Texas, that will begin construction in the fall of 1998 for a fall 1999 opening. This center will be located adjacent to North East Mall, an SPG property that is undergoing a major redevelopment to be completed in the year 2000.

The Company continues its active asset redevelopment program, with activities ranging from adding department stores, theatres and specialty retail space to renovations updating the mall's physical facilities. Three major expansions scheduled to open in late 1998 include:

* Castleton Square in Indianapolis, Indiana - addition of Galyan's, small shops, food court, and Von Maur department store with L.S. Ayres expansion


==============================================================================

* Prien Lake Mall in Lake Charles, Louisiana - addition of Dillard's, Sears, small shops and food court

* Richmond Town Square in Cleveland, Ohio - addition of Kaufmann's department store (Barnes & Noble, Sony Theatre and food court to open in September
  1999)


Disposition Activities

In June, two regional malls which did not meet the Company's long-term operating strategy, The Promenade in Woodland Hills, California and Southtown Mall in Ft. Wayne, Indiana, were sold.


European Investment

On June 4, 1998, SPG, Harvard Private Capital Group, and Argo II (an investment fund established by J.P. Morgan and The O'Connor Group) announced their commitment to acquire an initial 44 percent ownership position in Groupe BEG, S.A., a fully integrated retail real estate developer, lessor and manager headquartered in Paris, France. This combination provides an avenue for SPG to explore future growth opportunities in the European marketplace through development, ownership and management of retail properties in key markets, while relying on BEG's specialized market knowledge and existing business relationships (including a long-standing relationship with Carrefour, a leading European hypermarket retailer). In addition, SPG's entry into Europe enhances the Company's opportunities to provide international locations for U.S.-based retailers.


Financing Activities

In June, the Company completed the private placement of $1.075 billion of senior unsecured debt securities. The securities were issued at an average interest rate of 6.8% with an average maturity of 9.3 years. The issue included three tranches of senior unsecured notes totaling $875 million and $200 million of 7.000% Mandatory Par Put Remarketed Securities ("MOPPRS"). Net proceeds from the offering were used to repay existing indebtedness on the Company's credit facilities.


Simon Brand Ventures

During the second quarter, Simon Brand Ventures (SBV), the strategic marketing division of SPG, formed an alliance with DMX Inc. to launch DMX MallNet. More than 100 SPG mall locations are scheduled to be in service soon, offering retail tenants an array of programmable music platforms as well as other communication services. The network is also capable of serving as a platform for consumer brand marketers to deliver custom communications to SPG shoppers in the mall environment.

==============================================================================

On  July  20,  SBV  announced its alliance with Visa U.S.A.  and  the  National
Football League (NFL) to promote Visa's new mall retail promotion - "Kickoff 98." The promotion includes a consumer promotion/gift-with-purchase and interactive NFL events, as well as a national consumer sweepstakes. The league's renowned NFL Experience will also visit SPG malls in 10 NFL markets this season.


EITF Statement 98-9

Financial results reported reflect the Company's prospective adoption, effective May 22, 1998, of the Emerging Issues Task Force Statement 98-9
regarding the recognition of certain percentage rents. The adoption of Statement 98-9 did not have a material impact on reported results.


Company Name Change

On July 27, the Company announced the intent to change its corporate name to Simon Property Group, Inc., effective upon completion of the CPI merger. The new name will align with the Company's strategic direction of leveraging a national branding initiative to drive shopper loyalty and provide value-added services to its portfolio.

SPG, headquartered in Indianapolis, Indiana, is a self-administered and self-managed real estate investment trust which, through its subsidiary partnerships, is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income-producing properties, primarily regional malls and community shopping centers. It currently owns or has an interest in 216 properties containing an aggregate of 139 million square feet of gross leasable area in 34 states. Together with its affiliated management company, SPG owns or manages approximately 154 million square feet of gross leasable area in retail and mixed-use properties. Additional SPG information is available on the Company's website at www.simon.com.

SPG is the largest publicly traded retail real estate company in North America as measured by market capitalization and currently has approximately 178 million shares and partnership units outstanding.


Supplemental Materials
A copy of SPG's June 30, 1998, Form 10-Q and supplemental information package will be made available upon written request to: Shelly J. Doran - Director of Investor Relations, Simon DeBartolo Group, P.O. Box 7033 Indianapolis, IN 46207.

Note: Statements in this press release which are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.
==============================================================================

                          SIMON DeBARTOLO GROUP, INC.
                             Financial Highlights
                                   Unaudited
                        (In thousands, except as noted)

                                       Three Months Ended   Six Months Ended
                                             June 30,            June 30,
                                       ------------------  -------------------
                                         1998      1997      1998       1997
                                       --------  --------  --------   --------
Minimum Rent                           $186,474  $149,354  $370,934   $297,373
Overage Rent                             10,701    10,049    20,483     17,564
Tenant Reimbursements                    91,811    74,208   181,971    150,031
Other Income                             21,389    11,444    37,244     22,501
                                       --------  --------  --------   --------
  Total Revenue                         310,375   245,055   610,632    487,469

Operating Expenses                      106,836    86,471   215,121    173,825
Depreciation and Amortization            58,313    44,129   116,618     87,483
                                       --------  --------  --------   --------
Operating Income before Interest
 Expense                                145,226   114,455   278,893    226,161

Interest Expense                         92,510    67,076   184,420    134,994
                                       --------  --------  --------   --------
Income before Minority Interest          52,716    47,379    94,473     91,167

Minority Interest                        (2,154)     (741)   (3,596)   (2,225)

Gain (Loss) on Sales of Assets           (7,219)      (17)  (7,219)         20
                                       --------  --------  --------   --------
Income before Unconsolidated Entities    43,343    46,621    83,658     88,962

Income from Unconsolidated Entities         171     1,792    4,980       2,513
                                       --------  --------  --------   --------
Income of the Operating Partnership
 before Extraordinary Items              43,514    48,413    88,638     91,475

Extraordinary Items (A)                   7,024    (1,467)    7,024    (24,714)
                                       --------  --------  --------   --------
Income of the Operating Partnership      50,538    46,946    95,662     66,761

Less:  Limited Partners' Interest in
 Operating Partnership                  (15,737)  (15,588)  (29,579)   (20,764)
                                       --------  --------  --------   --------
Net Income                               34,801    31,358    66,083     45,997

Preferred Dividends                      (7,334)   (6,407)  (14,668)   (12,813)

Net Income Available to Common         --------  --------  --------   --------
 Shareholders                           $27,467   $24,951   $51,415    $33,184
                                       ========  ========  ========   ========
Basic Income per Common Share:
 Before Extraordinary Items               $0.21     $0.27     $0.42      $0.50
 Extraordinary Items                       0.04     (0.01)     0.04      (0.16)
 Net Income Available to Common        --------  --------  --------   --------
 Shareholders                             $0.25     $0.26     $0.46      $0.34
                                       ========  ========  ========   ========
Diluted Income per Common Share:
 Before Extraordinary Items               $0.21     $0.27     $0.42      $0.50
 Extraordinary Items                       0.04     (0.01)     0.04      (0.16)
 Net Income Available to Common        --------  --------  --------   --------
 Shareholders                             $0.25     $0.26     $0.46      $0.34
                                       ========  ========  ========   ========

 (A) 1998 amount relates to mortgage loan restructuring for one of the portfolio properties. 1997 amount represents costs related to the termination of lender's participation in future cash flow for four of the portfolio properties ($21,000) and net charges incurred with prepayment of debt ($3,714).
==============================================================================

                          SIMON DeBARTOLO GROUP, INC.
                       Financial Highlights - Continued
                                   Unaudited
                        (In thousands, except as noted)

  RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS ("FFO")

                                        Three Months Ended Six Months Ended
                                             June 30,           June 30,
                                          1998      1997     1998       1997
Income of the Operating Partnership
 before Extraordinary Items             $43,514   $48,413  $88,638   $91,475

Plus:  Depreciation and Amortization
 from Consolidated Properties            58,082    43,774 116,161     87,086

Less:  Minority Interest Portion of
 Depreciation and Amortization           (1,828)   (1,664)  (3,594)   (2,514)

Plus:  Simon's Share of
 Depreciation, Amortization and
 Extraordinary Items from
 Unconsolidated Affiliates               16,304     9,152   31,108    18,010

Plus: (Gain) Loss on Sales of Assets      7,219        17    7,219       (20)

Less:  Preferred Dividends               (7,334)   (6,407) (14,668)  (12,813)


Funds from Operations (FFO) of the     --------   ------- --------  --------
 Operating Partnership                 $115,957   $93,285 $224,864  $181,224

=============================================================================
FFO of the Operating Partnership       $115,957   $93,285 $224,864  $181,224

Basic FFO per Share:

Basic FFO Allocable to the Company       73,719    57,416  142,734   111,408

Basic Weighted Average Common Shares
 and Partnership Units Outstanding      176,099   158,494  174,600   158,222

Basic Weighted Average Common Shares
 Outstanding                            111,955    97,520  110,826    97,248

Basic FFO per Common Share of the
 Company                                  $0.66     $0.59    $1.29     $1.15

Diluted FFO per Share:

Diluted FFO Allocable to the Company      73,857    57,362  142,961   111,438

Diluted Weighted Average Common Shares
 and Partnership Units Outstanding      176,441   158,338  174,989   158,597

Diluted Weighted Average Common Shares
 Outstanding                            112,382    97,364  111,215    97,623

Diluted FFO per Common Share of the
 Company                                  $0.66     $0.59    $1.29     $1.14
==============================================================================

                          SIMON DeBARTOLO GROUP, INC.
                       Financial Highlights - Continued
                                   Unaudited
                        (In thousands, except as noted)



  SELECTED BALANCE SHEET INFORMATION
                                               June 30,      December 31,
                                                 1998            1997

  Cash and Cash Equivalents                     $103,365        $109,699
  Investment Properties, Net                  $6,505,117      $6,405,562
  Mortgages and Other Indebtedness            $5,228,015      $5,077,990



  SELECTED REGIONAL MALL OPERATING STATISTICS
                                                     June 30,
                                                 1998        1997

  Occupancy(B)                                  87.0%       85.2%


  Average Rent per Square Foot(B)             $23.10      $20.94


  Total Sales Volume (millions)(C)            $4,200      $2,902


  Total Sales per Square Foot(C)                $318        $293


  Comparable Sales per Square Foot(C)           $328        $302


(B) Includes mall and freestanding stores.
(C) Based on the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, which includes only mall and freestanding stores.